UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Agency Agreement

On February 6, in connection with the closing of its previously announced Rights Offering (defined below), SINTX Technologies, Inc. (the “Company”) entered into a Warrant Agency Agreement with American Stock Transfer & Trust Company, LLC (“AST”), pursuant to which AST agreed to act as warrant agent with respect to warrants included in the units issued by the Company in the Rights Offering. A copy of the Warrant Agency Agreement, including a form of the warrant, is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On February 6, 2020, the Company closed its previously announced Rights Offering (defined below). In connection with the closing of the Rights Offering, the Company issued (i) to Maxim Group LLC (“Maxim”), as the dealer-manager in the Rights Offering, a warrant to purchase 203,904 shares of the Company’s common stock and (ii) to Ascendiant Capital Markets, LLC (“Ascendiant”), as a financial advisor to the Company in the Rights Offering, a warrant to purchase 50,976 shares of the Company’s common stock. The warrants will be non-exercisable for 6 months from February 6, 2020 and will expire on January 17, 2025. The warrants will be exercisable at a price of $1.6295 per share, subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of the warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant. In addition, the warrants shall not be redeemable and may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction for a period of 180 days following January 17, 2020, except that they may be assigned, in whole or in part, to any officer or partner of Maxim (or to Ascendiant). The warrants may be exercised as to all or a lesser number of shares of the Company’s common stock, and will contain unlimited “piggyback” registration rights for a period of five years after February 6, 2020 (but not longer than 7 years from January 17, 2020) at the Company’s expense. The Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance of the warrants to Maxim and Ascendiant.

The foregoing description of the warrants granted to Maxim and Ascendiant is not complete and is qualified in its entirety by reference to the full text of the warrants, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 to this report, respectively, and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The contained in Item 5.03 of this report is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2020, the Company filed a Certificate of Designation of Preference, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State creating a new series of its authorized preferred stock, par value $0.01 per share, designated as the “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”). The number of shares initially constituting the Series C Preferred Stock was set at 9,440 shares.

Each share of Series C Preferred Stock will be convertible, at the Company’s option at any time on or after the first anniversary of the closing of the Rights Offering (as defined below) or at the option of the holder at any time, into the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) determined by dividing the $1,000 stated value per share of the Series C Preferred Stock by a conversion price of $1.4814 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series C Preferred Stock will not have the right to convert any portion of the Series C Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. A holder of the Series C Preferred Stock, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of such holder’s Series C Preferred Stock, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. In the event that a conversion is effected at our option, we will exercise such option to convert shares of Series C Preferred Stock on a pro rata basis among all of the holders based on such holders’ shares of Series C Preferred Stock.

In the event the Company effects certain mergers, consolidations, sales of substantially all of its assets, tender or exchange offers, reclassifications or share exchanges in which the Company’s Common Stock is effectively converted into or exchanged for other securities, cash or property, the Company consummates a business combination in which another person acquires 50% of the outstanding shares of the Company’s Common Stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by the issued and outstanding Common Stock, then, upon any subsequent conversion of the Series C Preferred Stock, the holders of the Series C Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon conversion in full of the Series C Preferred Stock.

Holders of Series C Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of Common Stock. Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series C Preferred Stock has no voting rights. Upon the Company’s liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series C Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the Certificate of Designation) to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock. The Company is not obligated to redeem or repurchase any shares of Series C Preferred Stock. Shares of Series C Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 8.01 Other Events.

On February 6, 2020, the Company completed its previously announced rights offering pursuant to its effective registration statement on Form S-1, as amended (Registration No. 333-234438), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (Registration No. 333-236226), and a prospectus filed with the SEC (the “Rights Offering”). Pursuant to the Rights Offering, the Company sold an aggregate of 9,440 units consisting of an aggregate of 9,440 shares of Series C Preferred Stock and 6,372,000 warrants, with each warrant exercisable for one share of Common Stock, resulting in net proceeds to the Company of approximately $8.5 million, after deducting expenses relating to the Rights Offering, including dealer-manager fees and expenses, and excluding any proceeds received upon exercise of any warrants.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Series C Preferred Stock

4.1	Warrant issued to Maxim Group LLC on February 6, 2020

4.2	Warrant issued to Ascendiant Capital Markets, LLC on February 6, 2020

10.1	Warrant Agency Agreement between SINTX Technologies, Inc. and American Stock Transfer & Trust Company, LLC dated February 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	February 7, 2020	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer